Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
CONTACTS:
Kim C. Drapkin, Chief Financial Officer, EPIX
(781) 761-7602
Jennifer Beugelmans, Pure Communications
(646) 596-7473
EPIX Pharmaceuticals Appoints Elkan Gamzu, Ph.D., as Permanent CEO
LEXINGTON, Mass — March 5, 2009— EPIX Pharmaceuticals, Inc. (NASDAQ: EPIX) a biopharmaceutical company focused on discovering and developing novel therapeutics through the use of its proprietary and highly efficient in silico drug discovery platform today announced that its Board of Directors has appointed Elkan Gamzu, Ph.D., as president and chief executive officer and as a member of the Board, effective immediately. Dr. Gamzu had served in the role of interim chief executive officer of EPIX since July 2008.
“After a comprehensive review of Elkan’s performance over the past seven months, the Board concluded that Elkan is the right candidate to continue to lead EPIX as the company focuses on executing its core clinical and business development strategies,” said Frederick Frank, chairman of the Board of Directors of EPIX. “We are pleased that Elkan has accepted the position, we welcome him to the Board and we look forward to his and the rest of the management team’s continued contributions.”
Dr. Gamzu (age 66) has more than 35 years of pharmaceutical and biotechnology industry experience and has held a number of senior executive positions in those industries including CEO of Pharmos Corp.; vice president, project management leadership of Millennium Pharmaceuticals; CEO of Cambridge Neuroscience; vice president, drug development of Warner-Lambert and senior positions with Hoffman-La Roche. Dr. Gamzu is a graduate of Hebrew University in Jerusalem, and has M.A. and Ph.D. degrees in experimental and physiological psychology from the University of Pennsylvania.
“I appreciate the Board’s vote of confidence and continue to be excited about being a part of the senior leadership team at EPIX,” added Dr. Gamzu. “While we clearly recognize that the overall market has been very difficult to navigate over the past year, we remain focused on several opportunities we have to achieve success, including the clinical advancement of PRX-03140 for Alzheimer’s disease and the potential monetization of Vasovist (gadofoveset trisodium). I look forward to continuing to work closely with the entire EPIX team to reach our near- and long-term goals.”

About EPIX
EPIX Pharmaceuticals is a biopharmaceutical company focused on discovering and developing novel therapeutics through the use of its proprietary and highly efficient in silico drug discovery platform. The company has a pipeline of internally-discovered drug candidates currently in clinical development to treat diseases of the central nervous system (see for example www.trialforAD.com) and lung conditions. EPIX also has collaborations with leading organizations, including GlaxoSmithKline, Amgen and Cystic Fibrosis Foundation Therapeutics.
This news release contains express or implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on current expectations of management. These statements relate to, among other things, our expectations regarding the potential of PRX-03140, the monetization of Vasovist and management’s plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, and which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: risks that product candidates may fail in the clinic or may not be successfully marketed or manufactured; risks relating to our ability to advance the development of product candidates currently in the pipeline or in clinical trials, any failure to comply with regulations relating to our products and product candidates, including FDA requirements; failure to obtain the financial resources to complete development of product candidates; and our inability to interest potential partners in our technologies and products, particularly Vasovist. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional information regarding these and other risks that we face, see the disclosure contained in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.